Exhibit No. 23(j)(2)

CONSENT OF COUNSEL

We hereby consent to the use and incorporation by reference in said Pre-Effective Amendment No. 2 of our firm’s opinion and consent of counsel which was filed as Exhibit EX-99.i. to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Dreman Contrarian Funds.

GREENBERG TRAURIG, LLP

Philadelphia, Pennsylvania

December 12, 2007

PHI 316,258,837v1 12/6/2007